Exhibit 99.1
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                                                    Director Compensation Chart+

--------------- ------------------------- ----------------- ----------------- ------------------------------------------------
                 Annual Lead Independent        Board           Committee
 Annual Board     Director & Committee       Meeting Fee       Meeting Fee
Member Retainer      Chair Retainer       (per meeting fee) (per meeting fee)        Equity Grants
--------------- ------------------------- ----------------- ----------------- ------------------------------------------------
   $15,000*     o  Lead Independent           $2,000**           $750**       o  Restricted Stock Units grant upon first
                   & Audit Chair:                                                (initial) appointment to Board of Directors:
                   $20,000*                                                      $75,000 in Fair Market Value***, capped at
                                                                                 12,500 units, 4-yr. straight-line vesting
                o  Compensation Committee                                        (i.e., 25% per year).
                   Chair: $10,000*
                                                                              o  Annual Restricted Stock Units grant: $40,000
                o  Nominating and                                                in Fair Market Value***; 100% "cliff" vesting
                   Governance                                                    at 1st anniversary.
                   Committee Chair:
                   $5,000*



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+    Directors who are also employees of the Company do not receive any compensation for serving as Directors or as members of Committees.

*    Retainer paid in equal quarterly installments.

** Fee reduced 50% (i) if attended by telephone; or (ii) for Committee meetings held immediately before or after a Board meeting.

*** The number of Restricted Stock Units ("Units") to be granted will be determined as follows:

     o The Fair Market Value ("FMV") will be calculated based on the last reported sale price per share of the Company's Common Stock on the Nasdaq National Market on the Units grant date.

     o The FMV will then be divided into $75,000 [if a "first (initial)" grant] or $40,000 [if an annual grant] to determine the number of Units to be granted.
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